Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Alumis Inc. of our report dated March 19, 2025 relating to the financial statements of ACELYRIN, Inc., which appears in ACELYRIN, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California
April 2, 2025